                                                                    Exhibit 99.1


                              WOLVERINE TUBE, INC.

                                  PRESS RELEASE


Contact:      James E. Deason
              Executive Vice President
              Chief Financial Officer
              (256) 580-3500

                WOLVERINE TUBE ANNOUNCES SECOND QUARTER EARNINGS
                  STRONGEST OPERATING PROFIT IN TWELVE QUARTERS

HUNTSVILLE, ALABAMA, (JULY 29, 2004) - Wolverine Tube, Inc. (NYSE:WLV) today reports results for the second quarter and six months ended July 4, 2004. Net income for the second quarter of 2004 was $3.0 million, or $0.23 per diluted share, compared with net income of $100 thousand, or $0.01 per diluted share in the second quarter of 2003. Income from continuing operations was $3.3 million or $0.25 per diluted share. The second quarter results include $615 thousand in charges, which is comprised of $420 thousand relating to the repurchase of $4.1 million of our 10 1/2 percent notes and $195 thousand in restructuring charges primarily relating to the previously announced Booneville closure. Income from continuing operations, excluding these charges was $3.9 million or $0.30 per diluted share. Net sales for the second quarter of 2004 were $214.1 million compared with $153.0 million in the year-earlier period. Average COMEX copper prices for the second quarter of 2004 were $1.23 per pound compared to $0.75 per pound in the same quarter of the prior year. Total pounds of product shipped were 91.4 million pounds, an increase of 6.6 percent over the prior year. Gross profit for the second quarter of 2004 increased to $21.6 million from $12.6 million in the second quarter of 2003, a 71 percent increase. Results for the first half of fiscal 2004 are outlined in the accompanying tables.

Commenting on the announcement, Dennis Horowitz, Chairman, President and Chief Executive Officer said, "The overall industrial economy, which has impacted our results for quite sometime, is recovering. This has translated into increased demand for almost all Wolverine products, which in turn has resulted in a level of earnings not achieved in twelve quarters. The commercial products segment enjoyed growth, not only due to stronger markets, but also due to market share gains." Horowitz continued, "In addition, the wholesale products segment experienced strong demand, customer gains and markedly stronger pricing. Furthermore, profits were positively impacted by our manufacturing facilities operating at improved levels and efficiencies. Also, on a very positive note, cash generated from operations reached $16.0 million versus a use of cash of $2.8 million in the second quarter of 2003. Our cash balance after fully paying off our outstanding short term borrowings was $42.6 million, including approximately $18.5 million cash generated from our private equity transaction, previously announced."

SECOND QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 62.3 million pounds, a 7.4 percent increase from last year's second quarter shipments of 58.0 million pounds. Net sales were $155.0 million, up 34.0 percent from last year's second quarter sales of $115.7 million. Gross profit was $16.1 million, up 32.9 percent from last year's second quarter gross profit of $12.1 million. The second quarter has benefited from continued strength in HVAC/R markets, continued growth in commercial construction and favorable outsourcing trends by our customers to our fabricated products facilities.

                                     -MORE-

                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801


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                                     Page 2


Shipments of wholesale products totaled 22.9 million pounds, a 2.6 percent decrease over last year's second quarter shipments of 23.5 million pounds. Net sales were $43.1 million, up 51.4 percent from last year's second quarter sales of $28.5 million. Gross profit was $3.5 million, as compared to last year's second quarter of $400 thousand. This substantial improvement is principally due to higher prices, in both the United States and Canadian markets.

Shipments of rod, bar and other products totaled 6.2 million pounds, a 46.5 percent increase from last year's second quarter shipments of 4.2 million pounds. Net sales were $15.9 million, up 80.6 percent from the second quarter of the year-earlier period. Gross profit was $2.0 million, up from last year's $100 thousand. Increased volumes and pricing were the major drivers of improvement.

OUTLOOK

Commenting on the outlook for the Company, Horowitz said, "We continue to be optimistic about new products and their applications. Demand and pricing in our Wholesale and Rod and Bar business segments have improved. While pricing can be erratic in Wholesale, we see no current adverse trends and do not expect prices to plunge to levels of 2003." "Historically," added Horowitz, "in terms of earnings, our second quarter is our strongest, the first and third quarter earnings are about the same and the fourth quarter is the slowest. This was not the case in recent years, as business was impacted by the erratic economy. While we do not give specific earnings guidance, we expect 2004 to return to more normal patterns."

SECOND QUARTER CONFERENCE CALL

The Company will hold a conference call this morning at 9:30 a.m. Central Time (10:30 a.m. ET) to discuss the contents of this release. Dial in to the conference call line at (800) 311-9402 Access Code: Wolverine, ten minutes prior to the scheduled start time. A link to the broadcast can be found on the Company's website at http://www.wlv.com, in the Investor Relations section under "Conference Calls" link. If you are unable to participate at this time, a replay will be available through August 12, 2004, on this website or by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

The tables following the text of this press release provide financial details that are included in this press release and that will be discussed on the conference call. This includes a reconciliation of income from continuing operations to earnings before interests, taxes, depreciation and amortization. This press release, including these financial details, is now available on the Wolverine website at http://www.wlv.com in the Investor Relations section under the heading Press Releases.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.


                                     -more-

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                                     Page 3



Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's expectations of future sales, earnings and cash flows. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales, earnings and cash flows, factors that could affect actual results include, without limitation, the effect of currency fluctuations, raw material costs and our ability to effectively hedge these costs, the magnitude of recovery in the economy, costs and cost savings related to the Booneville closing, the levels of U.S. commercial construction activity, competitive products and pricing, environmental contingencies, regulatory pressures, technology, the mix of geographic and product revenues, and any inability to achieve or delays in achieving anticipated results from our cost reduction initiatives (including our workforce reduction program), product and process development activities, productivity and efficiency initiatives, global expansion activities, market share penetration efforts and working capital management programs. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.


                             -- TABLES TO FOLLOW --


                                     -more-

WLV Reports Second Quarter Results
 Page 4
July 29, 2004


                       WOLVERINE TUBE, INC. FINANCIAL DATA

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                    Three-month period ended     Six-month period ended
In thousands, except per share data                                  7/4/2004      6/29/2003     7/4/2004      6/29/2003
                                                                     ---------     ---------     ---------     ---------
Pounds shipped                                                          91,352        85,727       184,704       166,765
                                                                     =========     =========     =========     =========

Net sales                                                            $ 214,080     $ 152,978     $ 419,885     $ 296,475
Cost of goods sold                                                     192,499       140,373       380,819       269,248
                                                                     ---------     ---------     ---------     ---------
Gross profit                                                            21,581        12,605        39,066        27,227
Selling, general and administrative expenses                            10,062         7,565        19,499        15,707
Restructuring charges                                                      294            --           865            --
                                                                     ---------     ---------     ---------     ---------

Operating income from continuing operations                             11,225         5,040        18,702        11,520
Interest expense, net                                                    5,760         5,292        10,830        10,470
Amortization and other, net                                              1,106           492         1,774         1,034
                                                                     ---------     ---------     ---------     ---------

Income (loss) from continuing operations before income taxes             4,359          (744)        6,098            16
Income tax provision (benefits)                                          1,059          (843)        1,430          (721)
                                                                     ---------     ---------     ---------     ---------

Income from continuing operations                                        3,300            99         4,668           737
Loss from discontinued operations, net of income tax                      (252)           --          (252)           --
                                                                     ---------     ---------     ---------     ---------

Net income                                                           $   3,048     $      99     $   4,416     $     737
                                                                     =========     =========     =========     =========

Basic earnings per share:
Continuing operations                                                $    0.26     $    0.01     $    0.37     $    0.06
Discontinued operations                                                  (0.02)           --         (0.02)           --
                                                                     ---------     ---------     ---------     ---------
Net income                                                           $    0.24     $    0.01     $    0.35     $    0.06


Diluted earnings per share:
Continuing operations                                                $    0.25     $    0.01     $    0.37     $    0.06
Discontinued operations                                              $   (0.02)    $      --     $   (0.02)    $      --
                                                                     ---------     ---------     ---------     ---------
Net income                                                           $    0.23     $    0.01     $    0.35     $    0.06
                                                                     ---------     ---------     ---------     ---------

Basic shares                                                            12,648        12,277        12,469        12,270
Diluted shares                                                          13,063        12,489        12,764        12,426
                                                                     ---------     ---------     ---------     ---------

                         SEGMENT INFORMATION (UNAUDITED)

                                                                    Three-month period ended     Six-month period ended
In thousands                                                         7/4/2004      6/29/2003     7/4/2004      6/29/2003
                                                                     ---------     ---------     ---------     ---------
Pounds:
Commercial                                                              62,302        58,017       123,372       114,254
Wholesale                                                               22,886        23,502        48,817        43,482
Rod, bar, and other                                                      6,164         4,208        12,515         9,029
                                                                     ---------     ---------     ---------     ---------
Total pounds                                                            91,352        85,727       184,704       166,765
                                                                     =========     =========     =========     =========


Net sales:
Commercial                                                           $ 155,024     $ 115,681     $ 299,951     $ 226,001
Wholesale                                                               43,109        28,468        88,683        52,405
Rod, bar, and other                                                     15,947         8,829        31,251        18,069
                                                                     ---------     ---------     ---------     ---------
Total net sales                                                      $ 214,080     $ 152,978     $ 419,885     $ 296,475
                                                                     =========     =========     =========     =========

Gross Profit:
Commercial                                                           $  16,081     $  12,097     $  30,998     $  25,875
Wholesale                                                                3,501           398         5,248           462
Rod, bar, and other                                                      1,999           110         2,820           890
                                                                     ---------     ---------     ---------     ---------
Total gross profit                                                   $  21,581     $  12,605     $  39,066     $  27,227
                                                                     =========     =========     =========     =========


                                     -MORE-

WLV Reports Second Quarter Results
 Page 5
July 29, 2004


                              WOLVERINE TUBE, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


In thousands                                        7/4/2004        6/29/2003      12/31/2003
                                                    --------        ---------      ----------
Assets
Cash and cash equivalents                           $ 42,649        $ 32,305        $ 46,089
Accounts receivable                                  117,300          88,599          86,825
Inventory                                            112,490          93,003         108,005
Other current assets                                  17,827          17,583          12,782
Property, plant and equipment, net                   193,108         208,342         198,542
Other assets                                          99,331         127,194         101,015
                                                    --------        --------        --------
Total assets                                        $582,705        $567,026        $553,258
                                                    ========        ========        ========


Liabilities and Stockholders' Equity
Accounts payables and other accrued expenses        $ 84,530        $ 49,014        $ 77,290
Short-term borrowings                                    529           1,783           1,502
Deferred income taxes                                  1,666           9,518             359
Pension liabilities                                   23,647          17,541          22,316
Long-term debt                                       249,670         257,325         254,284
Other liabilities                                     18,233          17,683          18,156
                                                    --------        --------        --------
Total liabilities                                    378,275         352,864         373,907
                                                    --------        --------        --------

Stockholders' equity                                 204,430         214,162         179,351
                                                    --------        --------        --------

Total liabilities and stockholders' equity          $582,705        $567,026        $553,258
                                                    ========        ========        ========


Reconciliation of Income from Continuing Operations to Earnings Before Interest, Taxes, Depreciation and Amortization (1) (Unaudited)


                                                                      Three-month period ended          Six-month period ended
 In thousands                                                         7/4/2004        6/29/2003        7/4/2004        6/29/2003
                                                                      --------        ---------        --------        ---------
 Income from continuing operations                                    $  3,300        $     99         $  4,668        $    737
 Interest expense, net                                                   5,760           5,292           10,830          10,470
 Income tax provision (benefit)                                          1,059            (843)           1,430            (721)
 Depreciation and amortization                                           4,365           4,757            9,033           9,374
                                                                      --------        --------         --------        --------
Earnings before interest, taxes, depreciation and amortization        $ 14,484        $  9,305         $ 25,961        $ 19,860
                                                                      ========        ========         ========        ========

(1) This statement reconciles income from continuing operations to earnings before interest, taxes, depreciation and amortization (EBITDA), which is a non-GAAP financial measure. Management believes EBITDA is a meaningful measure of financial performance.


                                      -END-